ABX AIR, DHL AGREE TO ARBITRATION

$8.8 Million in Withheld Payments Restored

WILMINGTON, Ohio - November 16, 2007 - ABX Air, Inc., (NASDAQ: ABXA) said today that it and DHL have agreed to arbitrate a dispute concerning allocation of certain overhead expenses, and that DHL has paid ABX Air $8.8 million in budgeted expense reimbursements previously withheld.

Since the $8.8 million payment was withheld on November 5, 2007, ABX Air said that DHL has continued to reimburse it in full for budgeted expenses.

Joe Hete, president and CEO of ABX Air, said, "We welcome this action by DHL, along with their recent acknowledgement of the high-quality ACMI and sorting services we continue to provide to them as their principal U.S. service provider. It is a positive step, one that demonstrates that our mutual interest in DHL's success can be achieved only by working more closely together. We also appreciate that DHL has affirmed it will continue our relationship through the current terms of our commercial agreements, and its willingness to discuss a broad range of topics that could further benefit that relationship."

As further described in ABX Air's Form 8-K filed with the Securities and Exchange Commission on November 9, 2007, DHL is in default under terms of the ACMI and Hub Services agreements. The default resulted from an $8.8 million reduction in DHL's weekly pre-funding payment to ABX Air on November 5, 2007, for ABX Air's expenses related to the ACMI and Hub Services agreements. DHL cited as the reason for the reduction its contention that it was no longer responsible to reimburse ABX Air for certain overhead expenses. ABX Air notified DHL that it was in default under the commercial agreements because the agreements do not permit the withholding of amounts in dispute. ABX Air said that DHL remains in default under the ACMI and Hub Services agreements. DHL maintains that it has not defaulted and that its actions were proper.

Conference Call

ABX Air will host a conference call to review its financial results for the third quarter of 2007 today at 10:30 A.M. Eastern time. Participants should dial (866) 831-6224 and international participants should dial (617) 213-8853 ten minutes before the scheduled start of the call and ask for conference ID #47035810. The call will also be webcast live (listen-only mode) via www.abxair.com and www.earnings.com for individual investors and via www.streetevents.com for institutional investors. A replay of the conference call will be available an hour after the conclusion of the call. It will be available by phone for five days after the call at (888) 286-8010 (international callers (617) 801-6888); use pass code ID #77444120. The webcast replay will remain available via www.abxair.com and www.earnings.com for 30 days.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air, Inc.'s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, ABX Air's ability to maintain cost and service level performance under the commercial agreements with DHL, reductions in the scope of services under those agreements, uncertainty as to the ultimate outcome of ABX Air's disputes with DHL under the commercial agreements, uncertainty of the effects the disputes with DHL may have on ABX Air's financial liquidity and other factors that are contained from time to time in ABX Air's filings with the U.S. Securities and Exchange Commission, including ABX's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Quint Turner

ABX Air, Inc.

937-382-5591